UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2018

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS 66211

(Address of principal executive offices) (Zip Code)

(913) 353-1000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 27, 2018, Aratana Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders.  A total of 43,819,501 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 92% of the Company’s outstanding common stock as of the June 5, 2018 record date. The following are the voting results for the proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 8, 2018.

Item 1 — Election of three Class II directors until the annual meeting of stockholders in 2021 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Irvine "Irv" O. Hockaday, Jr., Esq.	26,174,377	4,791,209	12,853,915
Merilee Raines	26,241,229	4,724,357	12,853,915
John Vander Vort, Esq.	25,725,712	5,239,874	12,853,915

Item 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
43,515,096	257,146	47,259	0

Based on the foregoing votes, each of the three Class II director nominees was elected and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: August 1, 2018	By:
/s/ Steven St. Peter
Steven St. Peter

President and Chief Executive Officer